New York Mortgage Trust Announces Resignation of its President and Promotions in Multifamily Group
NEW YORK, September 19, 2017 (GLOBE NEWSWIRE) -- New York Mortgage Trust, Inc. (Nasdaq:NYMT) ("NYMT," the "Company," "we," "our" or "us"), an internally managed REIT in the business of acquiring and managing residential and multifamily financial assets, announced today that Kevin M. Donlon has resigned from his position as President and as a member of the Company’s Board of Directors to pursue new opportunities outside of the Company, effective September 18, 2017. In addition, the Company announced the promotions of Stephen Hogue to the role of Managing Director and Head of Multifamily Asset Management and Steven Brannan to the role of Managing Director and Head of Multifamily Credit Acquisitions, effective immediately.

“Kevin and his talent and vision have been instrumental in the success of New York Mortgage Trust since we first partnered with him and RiverBanc back in 2011,” stated Steven R. Mumma, the Company’s Chairman and Chief Executive Officer. “Kevin grew the RiverBanc platform into a leading multifamily credit investor that, as of June 30, 2017, sourced and managed over $749.6 million of assets for or on behalf of NYMT. In May 2016, NYMT acquired RiverBanc and internalized the strategy as a long-term core investment for the Company. Kevin leaves us with a talented and experienced team that is well-equipped to build upon the Company’s previous successes in the multifamily space. While we are disappointed to see Kevin go, we understand his passion for starting and growing new businesses and we wish him every success in his future endeavors.”

Mr. Mumma continued, “I am pleased to announce the promotions of Steve Hogue and Steve Brannan. Both of these individuals are seasoned and proven leaders in the field, have a deep knowledge of the multifamily credit space and are uniquely qualified to identify and manage the multifamily investments that we target. I have great confidence that these individuals, along with the rest of our team, will continue to help us to grow the Company and deliver long-term stable distributions to our stockholders.”

“In partnership with NYMT, we had the foresight to pursue a credit strategy that we believed was under the radar and capable of producing very attractive returns,” commented Mr. Donlon. “I feel very fortunate to have partnered with and worked for NYMT. I believe we have amassed a very experienced team of multifamily investment professionals that has transformed NYMT into a leading player in the multifamily credit space and am confident that the Company is in great hands moving forward.”

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and financial assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multifamily CMBS, direct financing to owners of multifamily properties through mezzanine loans and preferred equity investments, other commercial and residential real estate-related investments and Non-Agency RMBS. The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its asset classes.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which has been filed with the Securities and Exchange Commission. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: 646-216-2363
Email: knario@nymtrust.com